Exhibit 10.6

AGREEMENT REGARDING

SUPPLEMENTAL RETIREMENT BENEFITS

This agreement is being entered into between Rick Davis (“Executive”) and Cascade Natural Gas Corporation (“Cascade”) to document their agreement with respect to supplemental retirement benefits.

A.            Executive and Cascade entered into an employment agreement date June 16, 2005 (the “Employment Agreement”).

B.            Section 4.4 of the Employment Agreement provides that Cascade will provide Executive the opportunity to participate in a supplemental deferred compensation plan that will be anticipated, using reasonable assumptions concerning the rate of investment returns, to provide Executive with replacement pay at retirement equal to 55 percent of his average base salary  at normal retirement age 65 with 15 years of service, under the Employment Agreement, after taking into account Social Security retirement benefits and any retirement benefits payable to Executive under any qualified or nonqualified retirement plan sponsored by Cascade or by Executive’s prior employer.

C.            Cascade is adopting a new executive deferred compensation plan that will credit to an account for Executive a net contribution amount as well as a rate of investment return based on elections made by Executive.

D.            The new plan will not provide a guaranteed level of retirement income because it will provide benefits based on the rate at which net contribution amounts and investment earnings are credited to Executive’s account and,  as a result, it is possible that the value of the account may provide more or less than 55 percent of Executive’s average base salary.

E.             Actuaries retained by Cascade have produced the attached schedule of net contribution amounts to be credited to Executive’s account that will reasonably be expected, based on the assumptions set out in the schedule, to provide the targeted rate of replacement pay.

In consideration of the premises, the parties agree as follows:

1.             Net contributions to the account under the deferred compensation plan that are in accordance with the attached schedule will satisfy Cascade’s obligations to Executive under section 4.4 of the Employment Agreement.

2.             Cascade shall have no liability to Executive under section 4.4 of the Employment Agreement other than to credit contributions to the Executive’s account under the plan at the rates set forth in the attached schedule during the term of Executive’s employment with Cascade.

CASCADE NATURAL GAS CORPORATION		EXECUTIVE

By	/s/ Larry L. Pinnt	/s/ Rick Davis
Title	Chairman

Executed: January 11, 2006		Executed: January 11, 2006

Cascade Natural Gas

Executive Defined Contribution Plan Benefit Projection

Input Data for Rick Davis as of October 1, 2005

Hire Age:	52		Current Annual Base Pay (excluding bonus):	$240,000
Current Age:	52		Future Pay Increases:	4.00%
Retirement Age:	65		Pre-Ret DC Investment Return:	6.50	%(1)
Service at Retirement:	13		Post-Ret DC Investment Return:	5.50	%(2)
Assumed Bonus %:	24.5	%(4)	401(k) Annual Deferral (% of Qualified Pay):	6.00	%(3)
Corporate Tax Rate:	36.5%		Assumed Future Profit Sharing Contribution:	2.00%

Benefit Development for Rick Davis

			Qualified	Prior Er
			Plan	Qual DC	CNG			CNG		CNG
BOY	Total		Limited	(now IRA)	Match		CNG Match	Other DC		Other DC	BOY
Age	Comp	Base Pay	Comp	Acct EOY	Cont.		Acct EOY	Cont.		Acct EOY	Service
51				172,909
52	298,800	240,000	210,000	184,148	0	(6)	0	0	(6)	0	0.25
53	310,752	249,600	215,000	196,118	6,450		6,656	12,900		13,313	1.25
54	323,182	259,584	220,000	208,866	6,600		13,900	13,200		27,800	2.25
55	336,109	269,967	225,000	222,442	6,750		21,770	13,500		43,539	3.25
56	349,554	280,766	235,000	236,901	7,050		30,460	14,100		60,920	4.25
57	363,536	291,997	240,000	252,299	7,200		39,870	14,400		79,741	5.25
58	378,077	303,677	245,000	268,699	7,350		50,047	14,700		100,094	6.25
59	393,200	315,824	250,000	286,164	7,500		61,040	15,000		122,080	7.25
60	408,928	328,457	255,000	304,765	7,650		72,902	15,300		145,805	8.25
61	425,286	341,595	265,000	324,575	7,950		85,845	15,900		171,690	9.25
62	442,297	355,259	270,000	345,672	8,100		99,784	16,200		199,569	10.25
63	459,989	369,469	275,000	368,141	8,250		114,784	16,500		229,568	11.25
64	478,388	384,248	285,000	392,070	8,550		131,069	17,100		262,137	12.25

		Exec
		Gross	Exec				Corp Tax on	Total Cost of
BOY	Total	Cont	Gross	Exec Net		Exec Acct	Exec Inv	Exec Plan
Age	Comp	Percent	Cont.	Cont.(5)		EOY	Earnings	(Cont. + Tax)
51
52	298,800	14,00%	33,600	33,600	(8)	34,675	392	33,992
53	310,752	14,00%	34,944	15,594		53,021	1,005	16,599
54	323,182	14,00%	36,342	16,542		73,539	1,451	17,993
55	336,109	14.00%	37,795	17,545		96,426	1,950	19,495
56	349,554	14.00%	39,307	18,157		121,431	2,500	20,657
57	363,536	15.00%	43,800	22,200		152,234	3,140	25,340
58	378,077	15.00%	45,551	23,501		186,382	3,886	27,388
59	393,200	15.00%	47,374	24,874		224,166	4,712	29,586
60	408,928	15.00%	49,268	26,318		265,898	5,626	31,944
61	425,286	15.00%	51,239	27,389		311,446	6,628	34,017
62	442,297	16.00%	56,841	32,541		365,273	7,769	40,310
63	459,989	16.00%	59,115	34,365		424,480	9,067	43,432
64	478,388	16.00%	61,480	35,830		489,047	10,489	46,319

(1)	a. Size of fund will limit investment options.
b. Size of fund will result in higher fees than company pension plan.
c. 8% pension plan assumption is relatively aggressive today.
d. Company has risk if defined benefit pension plan fails to meet the 8% assumption.
(2) Annuity purchase interest assumption. Represents fixed Income return rate.

(3) Assumes full company match. No employee contributions are counted toward the 47% of pay target.

(4) Short term bonus assumption is approximately half of target.

(5) Plan is graduated for larger contributions in later years.

(6) First year exclusion from Cascade qualified plans.

Cascade Natural Gas

Executive Defined Contribution Plan Benefit Projection

		Benefit	Pct of Final 3yr Avg

Age 65 Benefit Calculation for Rick Davis
	Total Target Replacement Ratio Under Non Qualified Plan at Age 65
	1) Final 3 Year Average Base Salary	369,658
	2) 47% x Final 3 Year Average Base Salary	173,739	47.0%

	Elements to Reach Target

1.	Social Security Benefit
	1) Projected Social Security benefit beginning at age 65	36,665
	2) One half of Projected Social Security benefit	18,332	5.0%

2.	Qualified Plan Benefit
	1) CNG Match Account	131,069
	2) CNG Other DC Accounts	262,137
	3) Annuity Factor at age 65	11.31327
	4) CNG Qualified Plans annual annuity at age 65	34,756	9.4%

3.	Prior Employer Qualified Benefits
	1) Weyerhaueser single life annuity at age 65	32,488
	2) DC plan account, converted to single life annuity at age 65	34,656
	3) Total annuity from prior employer qualified plans	67,144	18.2%

4.	Prior Employer Non-Qualified Benefits
	1) Weyerhaueser non-qualified single life annuity at age 65	9,890	2.7%

5.	Target Executive DC Benefit Payable in Order to Meet Retirement Objective at Age 65	43,617	11.8%

	Proposed Executive DC Plan Design Results
	1) Executive DC Plan account balance at age 65	489,047
	2) Executive DC Plan annual annuity at age 65	43,228	11.7%